Exhibit 21(j)

Monthly Certificateholders' Statement

Sears Credit Account Master Trust II

Series 1997-1 Monthly Statement

Distribution Date:February 17, 1998    Due Period Ending:January, 1998

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., Sears Receivables Financing Group, Inc. and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1997-1 Investors this Due Period

                       Total               Interest         Principal
  Series 1997-1

  Class A           $2,583,333.33         $2,583,333.33             $0.00

  Class B             $120,000.00           $120,000.00             $0.00

  Class C                   $0.00                 $0.00             $0.00


2.Principal Receivables at the end of the Due Period

  (a)   TOTAL PRINCIPAL RECEIVABLES IN THE TRUST        $9,829,467,368.98

        Aggregate Investor Interest                     $6,881,493,304.45

        Seller Interest                                 $2,947,974,064.53

  (b)   INVESTOR INTEREST BY GROUPS

        Group One Investor Interest                     $6,881,493,304.45

  (c)   INVESTOR INTEREST BY SERIES

        Series 1994-1 Investor Interest                   $842,697,000.00
        Series 1994-2 Investor Interest                    $43,608,304.45
        Series 1995-1 Investor Interest                   $224,720,000.00
        Series 1995-2 Investor Interest                   $674,158,000.00
        Series 1995-3 Investor Interest                   $561,830,000.00
        Series 1995-4 Investor Interest                   $561,830,000.00
        Series 1995-5 Investor Interest                   $568,250,000.00
        Series 1996-1 Investor Interest                   $561,830,000.00
        Series 1996-2 Investor Interest                   $561,830,000.00
        Series 1996-3 Investor Interest                   $561,830,000.00
        Series 1996-4 Investor Interest                   $561,830,000.00
        Series 1996-5 Investor Interest                   $595,250,000.00
        Series 1997-1 Investor Interest                   $561,830,000.00

  (d)   INVESTOR INTEREST BY CLASS (SERIES 1997-1)

        Class A Investor Interest                         $500,000,000.00
        Class B Investor Interest                          $22,500,000.00
        Class C Investor Interest                          $39,330,000.00

        TOTAL CLASS INVESTOR  INTEREST                    $561,830,000.00


3.Allocation of Collections During the Due Period

  (a)   TOTAL COLLECTIONS                                 $702,180,664.82

        Principal Receivables Collected                   $540,313,740.44

        Finance Charge Receivables Collected              $161,866,924.38

        Recovered Amounts added as Additional Funds         $9,352,471.52

                                                                              Additional
                                           Finance Charge   Principal         Allocable
                                           Collections      Collections       Amounts
  (b)   ALLOCATION OF COLLECTIONS
        WITH RESPECT TO THE INVESTOR
        INTEREST AND THE SELLER INTEREST
 Aggregate Investor Allocation
 (Aggregate Investor Percentage
 multiplied by total Collections
 received during the Due Period)           $115,312,672.30   $384,915,087.05  $9,352,471.52

 Seller Allocation (Seller Percentage
 multiplied by total Collections
 received during the Due Period)            $46,554,252.08   $155,398,653.39          $0.00

 (c)   Group One Allocation                $115,312,672.30   $384,915,087.05  $9,352,471.52

 (d)   Series 1997-1 Allocation              $9,356,203.59    $31,231,120.12    $758,837.91

 (e)   Reallocations of Collections
       to Series 1997-1 from other
       series in Group One                          $0.00             $0.00          $0.00


  4. Information Concerning Controlled Amortization Amount

                                                                    Total
                                        Amount              Distributions
                                        Distributed this     through this
                                        Due Period             Due Period

        SERIES 1997-1 BY CLASS:

          Class A                                 $0.00             $0.00

          Class B                                 $0.00             $0.00

          Class C                                 $0.00             $0.00


  5. Investor Charged-Off Amounts
                                                         This Due Period

     (a)Group One (the sum of the Series Investor Charged-
        Off Amounts for all Series in Group One)           $54,795,870.17

     (b)Series 1997-1 (the sum of the Class Investor Charged-
        Off Amounts for all Classes in Series 1997-1)       $4,446,010.20

     (c)Series 1997-1 By Class:

        Class A (Class A Percentage multiplied
        by the Charged-Off Amount)                          $3,956,721.96

        Class B (Class B Percentage multiplied
        by the Charged-Off Amount)                            $178,052.49

        Class C (Class C Percentage multiplied
        by the Charged-Off Amount)                            $311,235.75


  6. Investor Losses
                                                                    Total

     (a)Group  One                                                  $0.00

     (b)Series 1997-1                                               $0.00

     (c)Series 1997-1 By Class:

        Class A                                                     $0.00

        Class B                                                     $0.00

        Class C                                                     $0.00


  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                                   $4,659,221.59

     INVESTOR SERVICING FEE

     (a)Group One                                          $11,639,878.99

     (b)Series 1997-1                                         $936,383.33


  8. Performance Analysis

     (a)Portfolio Yield (Finance Charge Collections
        during the Due Period divided by Principal
        Receivables in the Trust as of the first
        day of the Due Period)                                      19.98%

     (b)Charge-Offs (Charged-Off Amounts during
        the Due Period divided by Principal
        Receivables in the Trust as of the
        first day of the Due Period)                                 9.50%

     (c)Recoveries (Recovered Amounts added as
        Additional Funds on the Distribution Date
        divided by Aggregate Investor Interest in the
        Trust as of the first day of the Due Period)                 1.62%

     (d)Investor Servicing Fee Percentage
        (weighted  average of Investor Servicing
        Fees for Series 1997-1)                                      2.00%

     (e)Weighted Average Certificate Rate
        (weighted average certificate rates for all
        classes of Series 1997-1)                                    5.77%

     (f)Series Excess Servicing Percentage (the sum of
        Portfolio Yield and Recoveries minus the sum of
        Charge-Offs, the Investor Servicing Fee Percentage
        and the Weighted Average Certificate Rate)                   4.33%

     (g)Total Payment Rate (Aggregate Collections
        during the Due Period divided by the aggregate
        amount of Receivables in the Trust as of
        the first day of the Due Period)                             7.11%


  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized
        as follows (1):
                                        January, 1998
        Delinquencies as a % of balances
           60 - 89 days past due........           1.98%
           90 - 119 days past due.......           1.48%
           120 days or more past due....           3.18%
        Total Delinquencies                        6.64%

     (1)An account is considered delinquent when it is past due a total of three or more scheduled monthly payments. Delinquencies as of the end of each month are divided by balances at the beginning of each such month. Excludes accounts from Puerto Rico, which were not included in the Account.

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee


                                        By:/S/J.G. Finley